As filed with the Securities and Exchange Commission on March 7, 2018
Registration No. 333-152982
Registration No. 333-76880
Registration No. 333-71966
Registration No. 333-59786
Registration No. 333-67446
Registration No. 333-56712
Registration No. 333-57338
Registration No. 333-48274
Registration No. 333-40652
Registration No. 333-75039
Registration No. 333-72583

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-152982
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-76880
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-71966
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-59786
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-67446
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-56712
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-57338
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-48274
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-40652
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-75039
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-72583
UNDER THE SECURITIES ACT OF 1933
_________________________________
CALPINE CORPORATION
CALPINE CANADA ENERGY FINANCE ULC
CALPINE CANADA ENERGY FINANCE II ULC
CALPINE CAPITAL TRUST IV
CALPINE CAPITAL TRUST V

(Exact name of registrant as specified in its charter)

Delaware	77-0212977
Nova Scotia	Not Applicable
Nova Scotia	Not Applicable
Delaware	Not Applicable
Delaware	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue. Suite 1000, Houston, Texas 77002 (Address of Principal Executive Offices and Zip Code)
______________________
W. Thaddeus Miller, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
(Name and address of agent for service)
(713) 830-2000
(Telephone number, including area code, of agent for service)
Copies of communications to:
Michael Shenberg, Esq.
Colin J. Diamond, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200
Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the fol-lowing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Calpine Corporation, a Delaware corporation (the “Company”), are being filed to withdraw from registration any and all securities of the Company that remain unsold under such Registration Statements:

•	Registration Statement on Form S-3 filed on August 13, 2008, as amended on October 6, 2008 and on January 16, 2009 (File No. 333-152982);

•
Registration Statement on Form S-3, filed on January 17, 2002, as amended on April 5, 2002, as amended by Post-Effective Amendment No.1, filed on September 13, 2004 and Post-Effective Amendment No.2, filed on September 22, 2004 (File No. 333-76880);

•	Registration Statement on Form S-3 filed on October 22, 2001, as amended on November 6, 2001 (File No. 333-71966);

•	Registration Statement on Form S-3 filed on April 30, 2001, as amended on July 31, 2001 and on August 14, 2001 (File No. 333-59786);

•	Registration Statement on Form S-3 filed on August 14, 2001, as amended on September 20, 2001 (File No. 333-67446);

•	Registration Statement on Form S-3 filed on March 8, 2001, as amended on April 17, 2001 (File No. 333-56712);

•	Registration Statement on Form S-3 filed on March 21, 2001, as amended on April 19, 2001 (File No. 333-57338);

•	Registration Statement on Form S-3 filed on October 19, 2000, as amended on December 1, 2000 (File No. 333-48274);

•
Registration Statement on Form S-3 filed on June 30, 2000, as amended on July 24, 2000, as amended by Post-Effective Amendment No.1, filed on October 27, 2000 and Post-Effective Amendment No.2, filed on December 6, 2000 (File No. 333-40652);

•	Registration Statement on Form S-3MEF filed on March 25, 1999 (File No. 333-75039); and

•	Registration Statement on Form S-3 filed on February 18, 1999, as amended on March 8, 1999 and on March 19, 1999 (File No. 333-72583).

On August 17, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Volt Parent, LP (“Volt Parent”) and Volt Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Volt Parent, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Volt Parent. The Company and Volt Parent have agreed to close the Merger on or around March 8, 2018, subject to the satisfaction or waiver of the outstanding conditions to closing described in the Merger Agreement.

In anticipation of the closing of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements to remove from registration any and all securities of the Company registered under the Registration Statements that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of March, 2018.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ JOHN B. (Thad) HILL	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2018
John B. (Thad) Hill

/s/ ZAMIR RAUF	Executive Vice President and Chief Financial Officer (principal financial officer)	March 7, 2018
Zamir Rauf

/s/ JEFF KOSHKIN	Chief Accounting Officer (principal accounting officer)	March 7, 2018
Jeff Koshkin

	Director	March 7, 2018
Mary L. Brlas

/s/ FRANK CASSIDY	Chairman	March 7, 2018
Frank Cassidy

/s/ JACK A. FUSCO	Director	March 7, 2018
Jack A. Fusco

/s/ MICHAEL W. HOFMANN	Director	March 7, 2018
Michael W. Hofmann

/s/ DAVID C. MERRITT	Director	March 7, 2018
David C. Merritt

/s/ W. BENJAMIN MORELAND	Director	March 7, 2018
W. Benjamin Moreland

/s/ ROBERT MOSBACHER, JR.	Director	March 7, 2018
Robert Mosbacher, Jr.

/s/ DENISE M. O'LEARY	Director	March 7, 2018
Denise M. O’Leary